Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Strategic Income Opportunities Fund (BR-SIP)


The Offering
Key Characteristics (Complete ALL Fields)


Date of
Offering
Commencement:
09-11-2014

Security Type:
EQUITY/PFD


Issuer
Morgan Stanley (Preferred)

Selling
Underwriter
Morgan Stanley & Co. LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets, LLC
[ ] Other:

List of
Underwriter(s)
Morgan Stanley & Co. LLC, Citigroup Global
Markets Inc., Goldman, Sachs & Co., J.P.
Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Mitsubishi UFJ Securities (USA), Inc.,
UBS Securities LLC, Wells Fargo
Securities, LLC, ABN AMRO Securities (USA)
LLC, Banca IMI S.p.A., Barclays Capital
Inc., BB&T Capital Markets, a division of
BB&T Securities, LLC, BBVA Securities
Inc., BMO Capital Markets Corp., BNY
Mellon Capital Markets, LLC, Capital One
Southcoast, Inc., Commerz Markets LLC,
Credit Agricole Securities (USA) Inc.,
Fifth Third Securities, Inc., FTN
Financial Securities Corp., ING Financial
Markets LLC, KeyBanc Capital Markets Inc.,
Oppenheimer & Co. Inc., PNC Capital
Markets, LLC, RBC Capital Markets, LLC,
RBS Securities Inc., Regions Securities
LLC, Santander Investment Securities Inc.,
Scotia Capital (USA) Inc., SG Americas
Securities, LLC, Skandinaviska Enskilda
Banken AB, TD Securities (USA) LLC, U.S.
Bancorp Investments, Inc., Halliday
Financial, LLC, HSBC Securities (USA)
Inc., Janney Montgomery Scott LLC, Robert
W. Baird & Co. Incorporated, Stifel,
Nicolaus & Company, Incorporated, Advisors
Asset Management, Apto Partners, LLC, B.
C. Ziegler and Company, Blaylock Robert
Van, LLC, Boenning & Scattergood, Inc.,
Cabrera Capital Markets, LLC, CastleOak
Securities, L.P., Cavu Securities LLC,
City Securities Corporation, Comerica
Securities, Inc., D.A. Davidson & Co.,
Davenport & Company LLC, Drexel Hamilton,
LLC, Great Pacific Securities, J.J.B.
Hilliard, W.L. Lyons, LLC, Lebenthal &
Co., LLC, Loop Capital Markets LLC, LPL
Financial LLC, Maxim Group LLC, Mesirow
Financial, Inc., Mischler Financial Group,
Inc., Multi-Bank Securities, Inc., Muriel
Siebert & Co., Inc., Ross, Sinclaire &
Associates, LLC, Samuel A. Ramirez &
Company, Inc., Southwest Securities, Inc.,
StockCross Financial Services, Inc.,
Synovus Securities, Inc., Telsey Advisory
Group LLC, The Williams Capital Group,
L.P., Touissant Capital Markets, Wedbush
Securities Inc., William Blair & Company,
L.L.C.

Transaction Details

Date of Purchase
09-11-2014


Purchase Price/Share
(per share / % of par)
$25.00
Total Commission,
Spread or Profit
3.150%


1.	Aggregate Principal Amount Purchased (a+b)
552,000

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
435,000

b.Other BlackRock Clients
117,000

2.	Aggregate Principal Amount of
Offering
40,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0138



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
09-17-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
09-17-2014

Global Syndicate Team Member